Exhibit 5.1

Suite 400

301 Carnegie Center

Princeton, NJ 08543-5276

609.452.0808

Fax 609.452.1147

January 5, 2016

Onconova Therapeutics, Inc. 375 Pheasant Run Newtown, PA 18940

Re:	Securities Registered under Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is being furnished to you in connection with the filing by Onconova Therapeutics, Inc., a Delaware corporation (the “Company”) with the United States Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s registration statement on Form S-3 (No. 333-199219), as amended (the “Registration Statement”), which includes a base prospectus dated November 20, 2014 (the “Base Prospectus”) and the filing by the Company with the SEC pursuant to Rule 424 under the Securities Act of the Company’s prospectus supplement dated January 5, 2016 (the “Final Prospectus Supplement”, and together with the Base Prospectus, the “Prospectus”), relating to the Company’s issuance of 1,936,842 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), offered pursuant to the Prospectus and a Securities Purchase Agreement dated January 5, 2016 (the “Purchase Agreement”), by and between the Company and the purchasers party thereto.

We have acted as your counsel in connection with the preparation of the Registration Statement and the Prospectus.  We are familiar with the proceedings taken by the Board of Directors of the Company (the “Board of Directors”) in connection with the authorization, issuance and sale of the Shares.  We have examined all such documents as we considered necessary to enable us to render this opinion, including but not limited to the Registration Statement, the Prospectus, the Purchase Agreement, the Company’s Tenth Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, as in effect on the date hereof, certain resolutions of the Board of Directors and its committees, corporate records and instruments, and such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein.

In our examination, we have assumed: (a) the legal capacity of all natural persons; (b) the genuineness of all signatures; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (e) the authenticity of the originals of such latter documents; (f) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments, certificates and records we have reviewed; and (g) the absence of any undisclosed modifications to the agreements and instruments reviewed by us.  As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of Delaware, including statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such laws of the State of Delaware, and the federal laws of the United States of America.

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Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Shares have been duly authorized and, when issued and paid for in accordance with the Purchase Agreement, will be legally issued, fully paid and nonassessable.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and to the reference of our firm under the caption “Legal Matters” in the Prospectus.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.  Except as otherwise set forth herein, this opinion may not be used, circulated, quoted or otherwise referred to for any purpose without the express written permission of this firm.

Very truly yours,

/s/ Pepper Hamilton LLP